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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


               SUBSIDIARY                         JURISDICTION OF INCORPORATION
               ----------                         -----------------------------
Aspect Medical Systems International B.V.                 The Netherlands
Aspect Medical Systems UK Limited                         United Kingdom